Exhibit 14.2

                               ARTHUR ANDERSEN LLP












                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 7, 1997, included in the Federated Pennsylvania Intermediate Municipal Trust Prospectus dated July 31, 1997, and to all references to our firm included in this registration statement.



                                          /s/ Authur Andersen LLP
                                          ARTHUR ANDERSEN LLP





Pittsburgh, Pennsylvania
December 23, 1997